Exhibit 10(j)

                    KIDDIE ACADEMY FRANCHISING SYSTEMS, INC.

                        MUTUAL GENERAL RELEASE AGREEMENT


         THIS AGREEMENT is made and entered into this    day of           , 1996
by and between Kiddie Academy Franchising Systems, Inc., a Maryland corporation
("Kiddie Academy"), and                                       ("Applicant").

                                   BACKGROUND

         Kiddie Academy and Applicant entered into a Kiddie Academy Preliminary
Agreement (the "Preliminary Agreement") on                 , which set forth the
terms by which the parties would seek to locate and lease a suitable location for a Kiddie Academy Child Care Learning Center (the "Center"). The parties contemplated that the Center would be operated and leased by Applicant under the proprietary mark "Kiddie Academy" and would use Kiddie Academy's systems relating to the establishment, development and operation of a Center, pursuant to a Franchise Agreement to be entered into by the parties after an acceptable site was leased or purchased.

         The Applicant has elected to withdraw its application and terminate the Preliminary Agreement. Kiddie Academy will permit the Applicant to withdraw the application, provided the Applicant executes this Mutual General Release Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement, and other good and valuable consideration, receipt of which is acknowledged by each of the parties to this Agreement, the parties agree as follows:

                                   AGREEMENT

         1. The Preliminary Agreement is terminated as of the effective date of this Agreement.

         2. Upon Kiddie Academy's receipt of this Agreement, fully executed by Applicant, and Kiddie Academy's receipt of the documents and materials described in Paragraph 6 below, Kiddie Academy shall promptly deliver to Applicant the
amount of                      , which the parties hereby acknowledge is the
portion of Applicant's Preliminary Agreement Fee to be returned to Applicant by Kiddie Academy, after deduction of Kiddie Academy's lost opportunity cost of Seven Thousand Five Hundred Dollars ($7,500.00), as well as Kiddie Academy's expenses incurred in behalf of Applicant.


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         3. Applicant acknowledges that Kiddie Academy has devoted significant time, effort and resources to identify potential sites suitable for the location and operation of a Center. Applicant further acknowledges that the information developed by Kiddie Academy as a result of its efforts is a valuable, confidential trade secret of Kiddie Academy. Applicant therefore agrees that the Applicant will not, for a period of two years after the effective date of this Agreement, obtain any direct or indirect ownership or leasehold interest in any site which Kiddie Academy has proposed to or discussed with the Applicant for which Kiddie Academy negotiated for rights to lease or purchase on behalf of the Applicant. Furthermore, Applicant acknowledges that Kiddie Academy has devoted significant time, effort, money, and resources to develop goodwill for the name Kiddie Academy. Applicant therefore agrees to refrain from any discussion or communications with any employee, former employee, customer, landlord, or any person or persons associated with Kiddie Academy now or in the past, that may be determined to defame, slander or be considered detrimental to the goodwill name of Kiddie Academy.

         4. Applicant further acknowledges that they have received additional, valuable confidential information in addition to the information regarding potential sites referred to in the preceding paragraph. Applicant recognizes that disclosure of any of this confidential information would be detrimental to Kiddie Academy. Applicant agrees that Applicant will hold in strict confidence any information designated by Kiddie Academy as confidential and will not disclose it to another person, without the prior written consent of Kiddie Academy. Applicant's obligation to maintain the confidentiality of information received from Kiddie Academy does not apply to information which came to Applicant's attention before Kiddie Academy disclosed it to Applicant or to information which becomes public knowledge through disclosure by others without the assistance of Applicant.

         5. Kiddie Academy and Applicant mutually release and forever discharge each other and each other's heirs, successors, representatives, assigns, agents, employees, officers, and directors ("Designees"), and each of them, of and from any claims, debts, liabilities, demands, obligations, costs, expenses, actions, and causes of action of every nature, character, and description, known or unknown, vested or contingent, which each party now owns or holds, or has at any time heretofore owned or held, or may at any time own or hold against the other party hereto, arising prior to and including the date of this Agreement; provided, however, that this release shall exclude claims arising from assertion of any continuing rights granted by this Agreement.

         6. Applicant will immediately deliver to Kiddie Academy all and any documents, forms, reports, site information, files, instructions, correspondence, brochures, and any and all other materials relating to the site selection process in Applicant's possession, and all copies of those documents and materials. Applicant will retain no copy or record of any of those documents, except Applicant's copy of the Preliminary Agreement for a franchise to operate a Kiddie Academy Center, this Agreement and any correspondence between the

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parties and any other documents which Applicant reasonably needs for compliance with any provision of law.

         7. By executing this Agreement, Kiddie Academy and Applicant for themselves and their respective successors, represent and warrant that their representations herein are true and correct and that each of them has the right and authority to enter into and to accept the terms and covenants of the Agreement, and that no third party has or claims an interest in any claim released by Paragraph 5 of this Agreement.

         8. Kiddie Academy and Applicant for themselves and their respective Designees, acknowledge that Paragraphs 3, 4 and 6 of this Agreement shall be a complete defense to any claim that is subject to the terms thereof; consent to the entry of a temporary or permanent injunction, whether affirmative or negative, to prevent or end any breach hereof; and agree to indemnify each other and their successors for any and all costs and expenses incurred as a result of their breach of Paragraphs 3, 4 and 6 hereof, including reasonable attorney's fees.

         9. This Agreement represents the complete, integrated, and entire agreement between the parties, and may not be modified except in writing signed by the parties.

         10. This Agreement shall take effect upon its execution and dating by Kiddie Academy in Maryland, and shall be governed by the laws of the State of Maryland, which laws shall be controlling in the event of any conflict of law.

         11. The provisions of this Agreement are severable, and, in the event that any of them is held void and unenforceable as a matter of law, the remainder shall continue in full force and effect.

         12. Each of the undersigned, if a corporation, hereby represents and warrants that, as of the date of execution of this Agreement, it is in good standing in the state of its incorporation, has the power to enter into this Agreement, has duly authorized the execution of this Agreement, and that such execution does not violate any other agreement to which it is a party.



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         IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first above written.

                                   KIDDIE ACADEMY FRANCHISING SYSTEMS,
                                   INC.


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Witness
                                   Name:
                                         -----------------------------

                                   Title:
                                         -----------------------------


                                   APPLICANT




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Witness



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Witness


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